REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement dated as of August 31, 1998, by and between Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), and the persons whose names and addresses appear on the signature page attached hereto (each a "Holder" and collectively, the "Holders").

     WHEREAS, the Company issued to the Holders pursuant to the merger of a wholly-owned subsidiary of the Company with and into Jack of All Games, Inc. ("Jack"), an aggregate of 2,750,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share, as described in the Agreement and Plan of Merger dated August 22, 1998 by and among the Company and its subsidiary, Jack and each of the Holders (the "Merger Agreement"); and

     WHEREAS, pursuant to the Merger Agreement, the Company has agreed to grant to the Holders registration rights set forth herein with respect to the Shares.

     NOW, THEREFORE, the parties do hereby agree as follows:

          1. Registration. (a) The Company shall include a number of Shares having a market value of $1,500,000 (as measured by the average of the closing bid price of the Common Stock on the five trading days immediately preceding the filing of a registration statement) in the next registration statement, if any, for an underwritten public offering for gross proceeds to the Company of greater than $12,000,000 (the "Company Offering"); provided, however, that if in the opinion of the Company's underwriter or managing underwriter of the underwriting group for such offering, the inclusion of all or a portion of the Shares, when added to the securities being registered by the Company or selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed
     (i) at a price reasonably related to their then current market value, or
     (ii) without otherwise having an adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Shares which it has sought to register.

          (b) The Company shall include a number of Shares having a market value of $3,500,000 (as measured by the average of the closing bid price of the Common Stock on the five trading days immediately preceding the filing of a registration statement) in a registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") as soon as reasonably practicable following the date the Company first publishes at least thirty (30) days of combined


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     results of operations of the Company and Jack in accordance with applicable accounting rules relating to a "pooling of interests" (which is anticipated to be on or before November 15, 1998) and use its reasonable efforts to cause such Registration Statement to become effective under the Act in the event the Company Offering is not consummated on or before December 15, 1998 (and such Secondary Offering is not, subject to the good faith mutual determination of the Holder and the Company, still pending at such time); provided that in the event a Company Offering is in process, the Holder agrees not to sell or otherwise dispose of the Shares in accordance with
     Section 3 hereof.

          (c) The Company shall include a number of Shares having a market value of up to $5,000,000 less the market value of any Shares registered pursuant to paragraph (a) above in a Registration Statement 180 days following the effective date of a Company Offering and shall use reasonable efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Shares for a period of nine (9) months.

          (d) The Company shall use reasonable efforts to include a number of Shares having a market value of $2,000,000 (as measured by the average of the closing bid price of the Common Stock on the five trading days immediately preceding the filing of a registration statement) in a registration statement, if any, for any underwritten public offering subsequent to the Company Offering for gross proceeds to the Company of greater than $12,000,000 having an effective date on or before the first anniversary of the date of this Agreement (a "Subsequent Offering"); provided, however, that if in the opinion of the Company's underwriter or managing underwriter of the underwriting group for such offering, the inclusion of all or a portion of the Shares, when added to the securities being registered by the Company or selling shareholder(s), if any, will exceed the maximum amount of the Company's securities which can be marketed
     (i) at a price reasonably related to their then current market value, or
     (ii) without otherwise having an adverse effect on the offering, then the Company may exclude from such offering all or a portion of the Shares which it has sought to register.

          (e) The rights granted herein shall be pro rata with respect to the Holders.

     2. Covenants of the Company With Respect to Registration. The Company hereby covenants and agrees as follows:

          (a) Following the effective date of any registration statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the registration statement and prospectus as shall be reasonably requested by the Holder to permit the Holder to make a public

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     distribution of the Shares. The obligations of the Company hereunder with respect to the Shares are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Shares and the terms of the Holder's offering of such shares as the Company may request.

          (b) The Company will pay all costs, fees and expenses in connection with any Registration Statement filed; provided, that the Holder shall be solely responsible for the fees of any counsel retained by the Holder in connection with such registration and any transfer taxes or underwriting discounts, selling commissions or selling fees applicable to the Shares sold by the Holder pursuant thereto.

          (c) The Company will use reasonable efforts to qualify or register the Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by the Holder, provided that the Company shall not be obligated to execute or file any general consent to service of process (unless the Company is already then subject to service in such jurisdiction) or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, except as may be required by the Act and its rules and regulations.

          (d) Notwithstanding anything contained herein to the contrary, the Company will have no obligation to register the Shares if it receives a written opinion of counsel that the Shares are eligible for sale under Rule 144.

     3. Covenant of the Holder. The Holder, upon receipt of notice from the Company that an event has occurred which requires a post-effective amendment to a registration statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of Shares until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as reasonably practicable after such notice. The Holder hereby agrees that if requested by an underwriter, it will agree not to sell or otherwise dispose of the Shares on the same terms as management of the Company, except for the Shares sold, if any, pursuant to Section 1(a).

     4. Indemnification. The Company agrees to indemnify, defend and hold harmless the Holder from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in a registration statement or prospectus included therein or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission based upon information furnished or required to be

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furnished in writing to the Company by the Holder expressly for use therein;
provided, however, that the indemnification in this Section shall not inure to the benefit of the Holder on account of any such loss, claim, damage or liability arising from the sale of Shares by the Holder, if a copy of a subsequent prospectus correcting the untrue statement or omission in such earlier prospectus was provided to the Holder by the Company prior to the sale and the subsequent prospectus was not delivered or sent by the Holder to the purchaser prior to such sale. The Holder agrees to indemnify the Company, its directors, each officer signing a registration statement, each person who controls the Company within the meaning of the Act, any underwriter and any person who controls any underwriter within the meaning of the Act from and against any and all losses, claims, damages and liabilities caused by or arising out of any untrue statement of a material fact contained in a registration statement or prospectus included therein, or caused by or arising out of any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, only insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omissions based upon information furnished in writing to the Company by the Holder expressly for use therein.

     5. Governing Law.

          (a) This Agreement shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of New York, without giving effect to the choice of law rules thereof.

          (b) Each of the Company and the Holder hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the State of New York and of the United States located in the County of New York, State of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     6. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by express, registered or certified mail, postage prepaid, return receipt requested, as follows:

     If to the Company, at:

        Take-Two Interactive Software, Inc.
        575 Broadway

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         New York, New York  10012
         Attn: Ryan A. Brant, Chairman

     with a copy of the same to:

         Tenzer Greenblatt LLP
         405 Lexington Avenue, 23rd Floor
         New York, New York  10174
         Attn: Barry S. Rutcofsky, Esq.

     If to the Holder(s), at that address set forth under their name on the signature page.

     with a copy of the same to:

     Keating Meuthing & Klekamp, P.L.L.
     One East Fourth Street
     Cincinnati, Ohio 45202
     Attn: Gehl Babinec, Esq.


     Or such other address as has been indicated by either party in accordance with a notice duly given in accordance with the provisions of this Section.

     7. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders.

     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9. Assignment; Benefits. This Agreement and the rights granted hereunder may not be assigned by any Holder and any purported assignment shall be void ab initio; provided that the Holders may assign the rights granted herewith to (i) immediate family members (including in connection with estate planning and family trusts) (ii) the other Holders and (iii) Nicholas A. Alexander. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

     10. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11. Severability. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction(s) shall be, as

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to such jurisdiction(s), ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     12. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


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     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


Company:                            TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                    By:   /s/ Ryan A. Brant
                                          -----------------------------------
                                             Name:  Ryan A. Brant
                                             Title:  Chairman



Holders:


                                          /s/ David Rosenbaum
                                          -----------------------------------
                                              David Rosenbaum

                                    Address:  540 Locust Run Road
                                              Cincinnati, OH 45245

                                    Number of Shares: 1,237,500



                                          /s/ Thomas Rosenbaum
                                          -----------------------------------
                                              Thomas Rosenbaum

                                    Address:  614 Woodburn Lane
                                              Loveland, OH 45140

                                    Number of Shares: 137,500



                                          /s/ Robert Alexander
                                          -----------------------------------
                                              Robert Alexander

                                    Address:  1255 Coventry Woods
                                              Cincinnati, OH 45230

                                    Number of Shares: 1,375,000


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